Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

June 6, 2024

Board of Directors
Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed on even date herewith with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale from time to time by the selling stockholders listed in the Registration Statement under the heading “Selling Stockholders” of (i) 22,357,897 shares (the “Common Shares”) of our common stock, $0.001 par value per share (the “Common Stock”), issuable upon the conversion of issued and outstanding shares of our Series C non-voting convertible preferred stock (the “Preferred Stock”), (ii) 22,357.897 shares of our Series C non-voting convertible preferred stock (the “Preferred Shares ”), (iii) warrants to purchase up to 11,967,526 shares of our Common Stock (or 11,967.526 shares of Series C non-voting convertible preferred stock) (the “Warrants”), and (iv) 11,967,526 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies.

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that:

1.The Common Shares, when issued and paid for in accordance with the provisions of the Preferred Stock, will be validly issued, fully paid and non-assessable.

Avalo Therapeutics, Inc. June 6, 2024 Page 2
2.The Preferred Shares have been validly issued, fully paid, and are nonassessable.

3.The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.The Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with the sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP